January 2024
Pricing Supplement
Dated January 12, 2024
Registration Statement No. 333-261476
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated December 29, 2021,
Prospectus Supplement dated December 29, 2021 and Product Supplement dated December 29, 2021)

STRUCTURED INVESTMENTS
Opportunities in International Equities
$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF
Principal at Risk Securities
Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the closing price of the underlying shares is greater than or equal to 75% of the initial share price, which we refer to as the coupon threshold price. In addition, if the closing price of the underlying shares on any determination date (other than the first determination date and the final determination date) is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. However, if the closing price of the underlying shares on any applicable determination date is less than the call threshold price, the securities will not be automatically redeemed and, if the closing price is less than the coupon threshold price, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final share price is less than 75% of the initial share price, which we refer to as the downside threshold price, BNS will pay you a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. These securities are for investors who are willing to risk their entire investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.
All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:	Shares of the KraneShares CSI China Internet ETF (Bloomberg Ticker: “KWEB UP”) (the “fund”)
Aggregate principal amount:	$1,695,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	January 12, 2024
Original issue date:
January 18, 2024 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
January 24, 2025, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Early redemption:
If the closing price of the underlying shares on any determination date (other than the first determination date and the final determination date) is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:	◾
If the closing price on any determination date is greater than or equal to the coupon threshold price, we will pay a contingent quarterly coupon of $33.25 (equivalent to 13.30% per annum of the stated principal amount) per security on the related contingent coupon payment date.

	◾	If the closing price on any determination date is less than the coupon threshold price, we will not pay a contingent quarterly coupon with respect to that determination date.
Determination dates:
April 12, 2024, July 12, 2024, October 14, 2024 and January 21, 2025, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement). We also refer to January 21, 2025 as the final determination date.

Contingent coupon payment dates:
April 17, 2024, July 17, 2024, October 17, 2024 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	◾ If the final share price is greater than or equal to the downside threshold price:	(i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date
	◾ If the final share price is less than the downside threshold price:	(i) the stated principal amount multiplied by (ii) the share performance factor
If the final share price is less than the downside threshold price, the payment at maturity will be less than 75% of the stated principal amount and could be as low as zero.
Share performance factor(1):	final share price divided by initial share price
Initial share price(1):	$25.43, which is the closing price on the pricing date
Call threshold price(1):	$25.43, which is equal to 100% of the initial share price
Coupon threshold price(1):	$19.0725, which is equal to 75% of the initial share price
Downside threshold price(1):	$19.0725, which is equal to 75% of the initial share price
Final share price(1):	The closing price on the final determination date
CUSIP / ISIN:	06417YF87 / US06417YF876
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:
$975.20 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 13 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$1,000.00	$12.50(a)	$982.50
		+ $5.00(b)
		$17.50
Total	$1,695,000.00	$29,662.50	$1,665,337.50
(1)
As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

(2)
SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $12.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.
You should read this document together with the accompanying product supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.
Product supplement dated December 29, 2021	Prospectus supplement dated December 29, 2021	Prospectus dated December 29, 2021

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Additional Information About BNS and the Securities
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The securities may vary from the terms described in the accompanying prospectus, prospectus supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Prospectus Supplement dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

January 2024	Page 2

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Investment Summary
Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period
Principal at Risk Securities
The Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025   based on the performance of the shares of the KraneShares CSI China Internet ETF, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $33.25 (equivalent to 13.30% per annum of the stated principal amount) per security, with respect to each determination date on which the closing price or the final share price, as applicable, is greater than or equal to 75% of the initial share price, which we refer to as the coupon threshold price. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the closing price of the underlying shares could remain less than the coupon threshold price for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.
If the closing price of the underlying shares on any determination date (other than the first determination date and the final determination date) is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the related determination date. If the securities have not previously been redeemed and the final share price is greater than or equal to the coupon threshold price and 75% of the initial share price, which we refer to as the downside threshold price, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, investors will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. The value of the payment received by investors at maturity will be less than 75% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

January 2024	Page 3

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $33.25 (equivalent to 13.30% per annum of the stated principal amount) per security, with respect to each determination date on which the closing price or the final share price is greater than or equal to 75% of the initial share price, which we refer to as the coupon threshold price. The securities may be redeemed prior to maturity beginning on the second determination date at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final share price, as follows:
Scenario 1
On any of the determination dates (other than the first determination date and the final determination date), the closing price of the underlying shares is greater than or equal to the call threshold price.

◾
The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date.

◾
Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

.
Scenario 2	The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price.
	◾	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date.
◾
Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold price.
	◾	The payment due at maturity will be equal to (i) the stated principal amount multiplied by (ii) the share performance factor.
	◾	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.
Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on the ability of BNS to satisfy its obligations when they come due. If BNS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose your entire investment in the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the closing price of the underlying shares on the applicable determination date is less than the coupon threshold price. The securities will not be automatically redeemed if the closing price of the underlying shares on an applicable determination date is less than the call threshold price. If the securities are not redeemed prior to maturity, and if the final share price is less than the downside threshold price, you will lose a significant portion, and may lose all, of your investment in the securities.

January 2024	Page 4

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
◾	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a direct investment in the underlying shares

◾	You believe that the closing price of the underlying shares on each determination date will be greater than or equal to the coupon threshold price
◾	You believe that the final share price will be greater than or equal to the downside threshold price
◾
You understand and accept that (i) you will not participate in any appreciation in the price of the underlying shares and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

◾	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares
◾	You are willing to forgo any dividends paid on the underlying shares and you do not seek guaranteed current income from this investment
◾
You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and you accept that there may be little or no secondary market for the securities

◾	You understand and are willing to accept the risks associated with the underlying shares
◾
You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
◾	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾	You require an investment designed to provide a full or at least partial return of principal at maturity
◾
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the underlying shares

◾	You believe that the closing price of the underlying shares on one or more determination dates is likely to be less than the coupon threshold price
◾	You believe that the final share price is likely to be less than the downside threshold price
◾	You seek an investment that participates in the full appreciation in the price of the underlying shares or that has unlimited return potential
◾	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares
◾	You prefer to receive any dividends paid on the underlying shares or you seek guaranteed current income from this investment
◾
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market

◾	You do not understand or are not willing to accept the risks associated with the underlying shares
◾	You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

January 2024	Page 5

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final share price.
Diagram #1: Determination Dates (Other Than the First Determination Date and the Final Determination Date)
Diagram #2: Payment at Maturity if No Early Redemption Occurs
For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

January 2024	Page 6

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). All payments on the securities are subject to the credit risk of BNS.
Hypothetical Initial Share Price:	$25.00
Hypothetical Call Threshold Price:	$25.00, which is 100.00% of the hypothetical initial share price
Hypothetical Coupon Threshold Price:	$18.75, which is 75.00% of the hypothetical initial share price
Hypothetical Downside Threshold Price:	$18.75, which is 75.00% of the hypothetical initial share price
Hypothetical Quarterly Coupon:	$33.25 (equivalent to 13.30% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security
In Examples 1 and 2, the closing prices of the underlying shares fluctuate over the term of the securities and the closing price of the underlying shares is greater than or equal to the hypothetical call threshold price on a determination date (other than the first determination date and the final determination date). Because the closing price is greater than or equal to the call threshold price on one of the determination dates (other than the first determination date and the final determination date), the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price on each of the determination dates (other than the first determination date and the final determination date) is less than the call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment*	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment*
#1	$28.00	$33.25	Not Callable	$24.00	$33.25	N/A
#2	$26.00	$33.25	$1,033.25	$17.00	$0.00	N/A
#3	N/A	N/A	N/A	$30.00	$33.25	$1,033.25
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*
The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the closing price is greater than or equal to the call threshold price and the securities are redeemed as a result.

▪
In Example 1, the securities are automatically redeemed following the second determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. Although the closing price on the first determination date is equal to or greater than the call threshold price (and therefore equal to or greater than the coupon threshold price), the securities are not callable on the first determination date and you will receive only the contingent quarterly coupon with respect to the first determination date. Because the closing price of the underlying shares on the second determination date is greater than or equal to the coupon threshold price, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,033.25, which includes the contingent quarterly coupon with respect to the second determination date.

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. When added to the contingent quarterly coupon of $33.25 received in respect of the first determination date, your total payment per security in this example is $1,066.50 (a total return of 6.65% on the securities).
▪
In Example 2, the securities are redeemed following the third determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. As the closing price of the underlying shares on the first determination date is greater than or equal to the coupon threshold price, you receive the contingent quarterly coupon of $33.25 with respect to such determination date. Because, however, the closing price of the underlying shares on the second determination date is less than the coupon threshold price, no contingent quarterly coupon is made with respect to such determination date.

On the contingent coupon payment date corresponding to the third determination date, you receive an early redemption payment of $1,033.25, which includes the contingent quarterly coupon with respect to such determination date.
In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further,

January 2024	Page 7

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
although the underlying shares have appreciated by 20.00% from the initial share price on the third determination date, you only receive $1,066.50 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,066.50 (a total return of 6.65% on the securities).
	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price	Contingent Quarterly Coupon	Early Redemption Payment
#1	$15.20	$0.00	N/A	$16.80	$0.00	N/A
#2	$14.40	$0.00	N/A	$17.00	$0.00	N/A
#3	$17.80	$0.00	N/A	$14.80	$0.00	N/A
Final Determination Date	$22.50	$33.25*	N/A	$10.00	$0.00	N/A
Payment at Maturity	$1,033.25			$400.00
*	The final contingent quarterly coupon, if any, will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
▪
In Example 3, the closing price of the underlying shares on each determination date prior to the final determination date is less than the coupon threshold price and less than the call threshold price. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing price on the final determination date is greater than or equal to the downside threshold price and coupon threshold price, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $33.25 = $1,033.25
In this example, although the final share price represents a 10.00% decline from the initial share price, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,033.25 per security at maturity. Your total payment per security in this example is $1,033.25 (a total return of 3.325% on the securities).
▪
In Example 4, the closing price of the underlying shares on each determination date throughout the term of the securities is less than the coupon threshold price and the call threshold price. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price is less than the downside threshold price, you receive a cash payment at maturity calculated as follows:

stated principal amount × share performance factor
= $1,000.00 × (10.00 ÷ 25.00)
= $400.00
In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will be exposed on a 1 for 1 basis to the negative performance of the underlying shares from the initial share price to the final share price. In such circumstances, the amount that you receive at maturity will be less than 75% of the stated principal amount and you may lose your entire investment in the securities.

January 2024	Page 8

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
The securities will not pay a contingent quarterly coupon if the closing price on any determination date is less than the coupon threshold price. The securities will not be automatically redeemed with respect to any applicable determination date unless the closing price of the underlying shares on the relevant determination date (other than the first determination date and the final determination date) is greater than or equal to the call threshold price.
Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities.

January 2024	Page 9

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.
Risks Relating to Return Characteristics
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You may lose up to your entire investment in the securities. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final share price is greater than or equal to the downside threshold price and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive a cash payment per security that will be less than the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the final share price relative to the initial share price. You may lose your entire investment in the securities.

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Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current price of the underlying shares is greater than or equal to the downside threshold price.

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You may not receive any contingent quarterly coupons. BNS will not necessarily make periodic payments on the securities. If the closing price of the underlying shares on any determination date is less than the coupon threshold price, BNS will not pay you the contingent quarterly coupon applicable to such determination date. If the closing price is less than the coupon threshold price on each of the determination dates, BNS will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

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Greater expected volatility with respect to the underlying shares generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the final share price could be less than the downside threshold price. “Volatility” refers to the frequency and magnitude of changes in the price of an asset or group of assets. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for the securities than would have been the case had expected volatility been lower. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the underlying shares’ volatility calculated using our internal models, the underlying shares’ volatility can change significantly over the term of the securities. The price of the underlying shares could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

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The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing price of the underlying shares on any determination date (other than the first determination date and the final determination date) is greater than or equal to the call threshold price and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price on any applicable determination date is less than the call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the second contingent coupon payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

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The contingent quarterly coupon, if any, is based solely on the closing price on the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the closing price on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any contingent coupon payment date until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the closing price of the underlying shares on a specific determination date, if the closing price on any determination date is less than the coupon threshold price, you will not receive the contingent quarterly coupon with respect to such determination date even if the price of the underlying shares was greater than or equal to the coupon threshold price on other days during the term of the securities.

January 2024	Page 10

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
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Your potential return on the securities is limited, you will not participate in any appreciation of the underlying shares and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of any appreciation of the underlying shares. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the underlying shares even though you cannot participate in any appreciation in the price of the underlying shares. As a result, the return on an investment in the securities could be less than the return on a direct investment in the underlying shares or on any or all of the stocks comprising the underlying shares (the “underlying constituent stocks”).

Risks Relating to Characteristics of the Underlying Shares
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The price of the underlying shares will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of the underlying shares and indirectly linked to the value of the underlying constituent stocks. The price of the underlying shares can rise or fall sharply due to factors specific to the underlying shares or the underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and prices, interest rates and economic, political and other conditions. In recent years, the COVID-19 pandemic has caused volatility in the global financial markets and a slowdown in the global economy. COVID-19 or any other communicable disease or infection may adversely affect the underlying constituent stock issuers and, therefore, the underlying shares. You, as an investor in the securities, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Fund” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically regarding the fund with the SEC.

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There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the price of the underlying shares will rise or fall and there can be no assurance that the closing price of the underlying shares on any determination date will be greater than or equal to the coupon threshold price, or, if the securities are not redeemed prior to maturity, that the final share price on the final valuation date will be greater than or equal to the downside threshold price. The price of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying shares in general and the underlying constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

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Changes affecting the target index of the underlying shares could have an adverse effect on the market value of, and any amount payable on, the securities. The underlying shares seek to track the performance of the CSI Overseas China Internet Index (the “target index”). The policies of its sponsor as specified under “Information About the Fund” (the “index sponsor”), concerning additions, deletions and substitutions of the constituent stocks of the target index and the manner in which the index sponsor takes account of certain changes affecting those constituent stocks may adversely affect the level of the target index and, therefore, the price of the underlying shares. The policies of the index sponsor with respect to the calculation of the target index could also adversely affect the price of the underlying shares. The index sponsor may discontinue or suspend calculation or dissemination of the target index. Any such actions could have an adverse effect on the market value of, and any payment on, the securities.

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There is no affiliation between the index sponsor and BNS, and BNS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions. You, as an investor in the securities, should conduct your own independent investigation of the index sponsor. The index sponsor is not involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

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BNS cannot control actions by the sponsor of the fund and the sponsor has no obligation to consider your interests. The sponsor of the fund as specified under “Information About the Fund” herein (the “sponsor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the sponsor concerning the calculation of the net asset value (“NAV”) per share of the fund, additions, deletions or substitutions of securities in the target index and the manner in which changes affecting the target index are reflected in the fund that could affect the market price of the underlying shares, and therefore, the amount payable on the securities. The amount payable on the securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the fund, or if the sponsor discontinues or suspends publication of the NAV per share of the fund, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the securities.

January 2024	Page 11

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
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There are risks associated with an investment that is linked to the performance of an exchange-traded fund. Although the fund’s shares are listed for trading on a national securities exchange and a number of similar products have been traded on national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the underlying shares or that there will be liquidity in the trading market. In addition:

Management Risk
The fund is subject to management risk, which is the risk that the sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the sponsor may elect to invest certain of the fund's assets in shares of equity securities that are not included in the target index, and other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the sponsor. The fund is also not actively managed and may be affected by a general decline in market segments relating to the target index. The sponsor invests in securities included in, or representative of, the target index regardless of their investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the fund could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
The fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems. Difficulty in executing and settling trades in securities held by the fund may make it difficult to accurately calculate the NAV per share of the fund and the liquidity of the fund may be adversely affected. Market participants may face difficulty in creating and redeeming the fund, which may have an adverse effect on the price per share of the fund and the value of the securities.
Further, under continuous listing standards adopted by the exchange on which the underlying shares trade, the fund will be required to confirm on an ongoing basis that the components of the target index satisfy the applicable listing requirements. In the event that the target index does not comply with the applicable listing requirements, the fund would be required to rectify such non-compliance by requesting that the target index Sponsor modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that such sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the fund being delisted from the exchange on which its shares trade.
Tracking and Underperformance Risk
The performance of the fund may not replicate the performance of, and may underperform, the target index. The fund uses a representative sampling strategy (more fully described under “Information Regarding the Fund”) to attempt to track the performance of the target index. The fund may not hold all or substantially all of the equity securities included in the target index and may hold securities or assets not included in the target index. Therefore, while the performance of the fund is generally linked to the performance of the target index, the performance of the fund may also be linked, in part, to shares of equity securities not included in the target index and to the performance of other assets, such as futures contracts, options, swaps and other types of derivatives, as well as cash and cash equivalents, including shares of money market funds affiliated with the sponsor.
In addition, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the fund and the target index. Moreover, foreign exchanges may be open on days when the fund is not traded, the value of the underlying constituent stocks may change on days when shareholders will not be able to purchase or sell the fund. Finally, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the NAV per share of the fund.
For all of the foregoing reasons, the performance of the fund may not correlate with the performance of the target index. Consequently, the return on the securities will not be the same as investing directly in the fund, the underlying constituent stocks, the target index or in the securities comprising the target index, and will not be the same as investing in a debt security with payments linked to the performance of the target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.
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The performance of the underlying shares is subject to foreign securities market risk generally and emerging markets risk specifically. Because the underlying constituent stocks are equity securities issued by non-U.S. companies, an investment in the securities involves risks associated with non-U.S. securities markets. Non-U.S. securities markets may be more volatile than U.S. securities markets. There is generally less publicly available information in the United States about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Market developments may affect non-U.S. securities markets differently from U.S. securities markets. Securities prices of non-U.S. companies are subject to political, economic, financial and other factors that may be unique to the particular country, including, among other things, changes in governmental policies, the imposition of or changes in currency exchange rules, the possibility of outbreaks of hostility, political instability and the possibility of natural disasters or adverse public health developments.

January 2024	Page 12

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
In addition, the performance of the underlying shares is subject to emerging markets risk, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of more developed markets; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than companies in more developed markets. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the more developed economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
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The securities are subject to currency exchange rate risk. The underlying shares invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the underlying shares may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, the Brazilian government, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. underlying constituent stock. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituent stocks will be adversely affected and the market value of, and return on, the securities may decrease.

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The securities are subject to risks associated with the internet sector. All or substantially all of the underlying constituent stocks held by the fund are issued by companies whose primary line of business is directly associated with the internet sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Investments in internet companies may be volatile. Internet companies are subject to intense competition, the risk of product obsolescence, changes in consumer preferences and legal, regulatory and political changes. They are also especially at risk of hacking and other cybersecurity events. In addition, it can be difficult to determine what qualifies as an internet company. These factors could affect the internet sector and could affect the value of the underlying constituent stocks held by the fund and the price of the underlying shares during the term of the securities, which may adversely affect the market value of your securities.

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Government regulatory action, including legislative acts and executive orders, could result in material changes to the composition of the fund and could negatively affect your investment in the securities. Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of the fund and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying constituent stocks that are affected. For example, recent executive orders issued by the United States government (the “Executive Orders”) prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related material sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities).

In response to the Executive Orders, the sponsor has previously removed such constituents from other exchange-traded funds it manages and has indicated that it expects to do so for any constituents that become subject to the Executive Orders in the future. It is impossible to predict whether the securities of any particular company will become subject to such executive orders or any similar executive action or other legal restrictions. There is also no assurance that the sponsor would ultimately remove prohibited securities from the fund. Any changes to the composition of the fund or its target index in response to the Executive Orders could adversely affect the performance of the fund and, therefore, the market value of, and return on, the securities. Similarly, if underlying constituent stocks that are subject to the Executive Orders or other government regulatory action are not removed from the fund, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying constituent stocks from the fund may prevent you from being able to divest your holding in the securities at a time that you wish to do so and/or could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.
Risks Relating to Estimated Value and Liquidity
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BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities were set on the pricing date) is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

January 2024	Page 13

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
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Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

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BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models when the terms of the securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.
In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

January 2024	Page 14

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.
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The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the underlying shares over the full term of the securities, (ii) volatility of the price of the underlying shares and of the underlying constituent stocks and the market's perception of the future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the contingent quarterly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the underlying shares and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the price of the underlying shares at such time.
See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.
Risks Relating to General Credit Characteristics
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Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
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Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing underlying shares, the underlying constituent stocks and/or purchasing futures, options and/or other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying shares and/or one or more of the underlying constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more of the underlying constituent stocks. Any of these hedging activities may adversely affect the price of the underlying shares — directly or indirectly by affecting the price of the underlying constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.
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The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, share performance factor, call threshold price, coupon threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the securities.

Following a de-listing, liquidation or termination of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

January 2024	Page 15

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
◾
We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and/or the underlying constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the underlying shares, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsor and/or the underlying constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the underlying shares, the underlying constituent stocks, or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.
We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the underlying shares or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.
◾
Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or any underlying constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or any underlying constituent stocks may adversely affect the price of the underlying shares or underlying constituent stocks and, therefore, the market value of the securities and the likelihood of a contingent quarterly coupon being paid on any contingent coupon payment date. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities “ for additional information regarding hedging-related transactions and trading.

◾
The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent quarterly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying shares. The calculation agent can postpone the determination of the closing price or final share price of the underlying shares (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying shares on any determination date (including the final determination date).

◾
BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares.

Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

January 2024	Page 16

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Information About the Fund
All disclosures contained in this document regarding the fund are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the fund. You should make your own investigation into the fund.
KraneShares CSI China Internet ETF
We have derived all information contained herein regarding the KraneShares CSI China Internet ETF (referred to in this section as the “KWEB Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, KraneShares Trust (the “Trust”), Krane Funds Advisors, LLC (the “sponsor”) and the index sponsor of the target index, as defined below.
The sponsor uses a representative sampling strategy to manage the KWEB Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the sponsor determines to collectively have an investment profile similar to that of the target index. The target index is designed to measure the performance of publicly traded China-based companies whose primary business or businesses are in the internet and internet-related sectors (together, “China Internet Companies”), and are listed outside of Mainland China, as determined by China Securities Index Co., Ltd., (the “index sponsor”). The index sponsor treats China-based companies as including companies that (i) are incorporated in mainland China, (ii) have their headquarters in mainland China, or (iii) derive at least 50% of their revenue from goods produced or sold, or services performed, in mainland China. China Internet Companies include, but are not limited to, companies that develop and market internet software and/or provide internet services, manufacture home entertainment software and educational software for home use; provide retail or commercial services primarily through the internet; and develop and market mobile Internet software and/or provide mobile Internet services. The target index sponsor then removes all securities that had a daily average trading volume of less than $3 million or a daily average market capitalization of less than $2 billion, each measured during the prior year. Constituents of the target index are ranked by market capitalization in U.S. dollars and then weighted so that no constituent weighted exceeds 10% at each rebalance. The KWEB Fund is non-diversified, which means that to the extent the target index is concentrated in a particular industry, the KWEB Fund is expected to be concentrated in that industry.
Under normal circumstances, the KWEB Fund will invest at least 80% of its total assets in components of its target index and in depositary receipts representing securities in the target index. The KWEB Fund may invest the remainder of its assets in other securities, including securities not in the target index, but which the sponsor believes will help track the target index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the target index, as well as cash and cash equivalents, including shares of money market funds advised by the sponsor or its affiliates.
In making your investment decision you should review the prospectus related to the KWEB Fund.
Select information regarding the KWEB Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the KWEB Fund’s website. Expenses of the KWEB Fund reduce the NAV of the assets held by the KWEB Fund and, therefore, reduce the value of the shares of the KWEB Fund.
Shares of the KWEB Fund are listed on the NYSE Arca under the ticker symbol “KWEB.”
Information from outside sources including, but not limited to the prospectus related to the KWEB Fund, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the KWEB Fund or the target index.
Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-180870 and 811-22698 or its CIK Code: 0001547576.
Information as of market close on January 12, 2024:
Bloomberg Ticker Symbol:	KWEB UP <Equity>	52 Week High (on January 26, 2023):	$36.15
Current Price:	$25.43	52 Week Low (on May 31, 2023):	$24.95
52 Weeks Ago (on January 12, 2023):	$34.38

January 2024	Page 17

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Historical Information
The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying shares for the specified period. The closing price of the underlying shares on January 12, 2024 was $25.43. The associated graph shows the closing prices of the underlying shares for each day from January 1, 2019 to January 12, 2024. The blue dotted line represents the downside threshold price and coupon threshold price of $19.0725, which are equal to 75% of the initial share price, and the green dotted line represents the call threshold price of $25.43, which is equal to 100% of the initial share price. We obtained the information in the table below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying shares at any time, including the determination dates.
Shares of the KraneShares CSI China Internet ETF	High	Low	Period End
2019
First Quarter	$48.41	$36.20	$47.10
Second Quarter	$49.64	$40.13	$43.95
Third Quarter	$45.03	$38.29	$41.33
Fourth Quarter	$49.53	$41.03	$48.68
2020
First Quarter	$54.58	$40.37	$45.27
Second Quarter	$63.03	$44.01	$61.94
Third Quarter	$72.85	$62.24	$68.18
Fourth Quarter	$77.72	$67.63	$76.79
2021
First Quarter	$103.56	$74.37	$76.35
Second Quarter	$79.75	$66.17	$69.78
Third Quarter	$68.27	$43.96	$47.32
Fourth Quarter	$53.46	$34.06	$36.49
2022
First Quarter	$38.89	$21.19	$28.51
Second Quarter	$33.86	$24.10	$32.76
Third Quarter	$33.25	$24.56	$24.64
Fourth Quarter	$31.47	$18.41	$30.20
2023
First Quarter	$36.15	$28.11	$31.19
Second Quarter	$31.11	$24.95	$26.93
Third Quarter	$31.96	$26.49	$27.37
Fourth Quarter	$28.72	$25.64	$27.00
2024
First Quarter (through January 12, 2024)	$26.51	$25.10	$25.43

January 2024	Page 18

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Shares of the KraneShares CSI China Internet ETF – Daily Closing prices January 1, 2019 to January 12, 2024
This document relates only to the securities offered hereby and does not relate to the underlying shares or other securities linked to the underlying shares. We have derived all disclosures contained in this document regarding the fund from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the fund could affect the value received with respect to the securities and therefore the value of the securities.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

January 2024	Page 19

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.
Tax redemption:
Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	contingent quarterly coupon	contingent coupon
	closing price	closing value
	initial share price	initial value
	contingent coupon payment date(s)	coupon payment date(s)
	final share price	final value
	call threshold price	call threshold level
	coupon threshold price	contingent coupon barrier value
	downside threshold price	barrier value
In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

January 2024	Page 20

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Additional information regarding estimated value of the securities:
On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the securities (including the contingent quarterly coupon, call threshold price, coupon threshold price and downside threshold price) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the securities. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on November 28, 2023 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.
Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Tax considerations:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying shares. If your securities are so treated, any contingent quarterly coupon that is paid by BNS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

January 2024	Page 21

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities

In addition, excluding amounts attributable to any contingent quarterly coupon, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and, otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1260. Because the underlying shares would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

January 2024	Page 22

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the securities are not “delta-one” with respect to the underlying shares or any underlying constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares, underlying constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying shares, underlying constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares, underlying constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

January 2024	Page 23

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $17.50 reflecting a fixed sales commission of $12.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

January 2024	Page 24

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:
The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

January 2024	Page 25

$1,695,000 Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due January 24, 2025
Based on the Performance of the Shares of the KraneShares CSI China Internet ETF Principal at Risk Securities
Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated February 28, 2022 filed with the SEC as an exhibit to the Current Report on Form 6-K on March 1, 2022.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 27, 2021, which has been filed as Exhibit 5.2 to BNS’ Form F-3/A filed with the SEC on December 27, 2021.

January 2024	Page 26